SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): July 7, 2003

                      United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)



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Item 3.  Bankruptcy and Receivership

     UPC Polska, Inc. ("UPC Polska"), a subsidiary of United Pan-Europe Communications N.V., with the approval of its affiliated creditors UPC Telecom B.V. and Belmarken Holding B.V. (collectively, the "UPC Entities"), and with the approval of nearly 75% of the non-affiliated holders (the "Participating Noteholders") of UPC Polska's 14 1/2% Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2009 and Series C Senior Discount Notes due 2008 (collectively, the "Senior Notes"), filed a voluntary petition for relief under Chapter 11 ("Chapter 11") of the United States Bankruptcy Code (the "U.S. Bankruptcy Code") on July 7, 2003, and filed a pre-negotiated plan of reorganization ("Plan of Reorganization") on July 8, 2003, with the United States Bankruptcy Court for the Southern District of New York (the "U.S. Bankruptcy Court") (Case No. 03-14358).

     UPC Polska remains in possession of its assets and properties and continues to operate its businesses and manage its properties as a "debtor-in-possession" pursuant to Sections 1107 and 1108 of the U.S. Bankruptcy Code and under the supervision of the U.S. Bankruptcy Court. The Chapter 11 proceeding of UPC Polska does not involve any of the operating subsidiaries of UPC Polska which hold substantially all of the fixed assets and contracts relating to UPC Polska's operating subsidiaries'employees, suppliers and customers.

     On June 20, 2003, UPC Polska announced that UPC Polska, the UPC Entities and the Participating Noteholders entered into a Restructuring Agreement, dated as of June 19, 2003 (the "Restructuring Agreement"), to reduce UPC Polska's indebtedness through a judicially supervised cancellation of the Senior Notes, all of the loans and affiliated debt held by the UPC Entities and other UPC Polska debt. Under the Restructuring Agreement, the Participating Noteholders would receive $80.0 million in cash and $60.0 million in new 9.0% Notes dues 2006 in exchange for the cancellation of their claims, the UPC Entities would receive $15.0 million in cash and 100% of the newly issued common stock of the reorganized in exchange for the cancellation of their claims, and the UPC Entities would not receive any consideration for their existing equity interest in UPC Polska.

     The Restructuring Agreement and the Plan of Reorganization are subject to various closing conditions.

     The Plan of Reorganization is incorporated by reference as Exhibit 2.1.


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Item 7.    Financial Statements and Exhibits.

           (c)  Exhibits.

                Exhibit Number      Description
                --------------      -----------

                2.1 Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska and UPC Polska Finance, Inc., dated July 8, 2003 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by UPC Polska with the SEC on July 8, 2003).


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                    By: /s/ Anton A.M. Tuijten
                                       -----------------------------------------
                                       Name:   Anton A.M. Tuijten
                                       Title:  Member of the Board of Management
                                                 and General Counsel



Dated:  July 8, 2003


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                                  EXHIBIT INDEX

   Exhibit Number    Description

      2.1 Chapter 11 Plan of Reorganization Jointly Proposed by UPC Polska and UPC Polska Finance, Inc., dated July 8, 2003 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by UPC Polska with the SEC on July 8, 2003).

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